UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2005

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed by MedQuist Inc. (the “Company”) on June 7, 2005 regarding the Employment Agreement entered into by the Company and Kathleen Donovan, the Company’s Senior Vice President and Chief Financial Officer (the “8-K”).  The sole purpose of this amendment is to add Item 5.02(c) to the 8-K.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Kathleen Donovan has been appointed as the Company’s Senior Vice President and Chief Financial Officer effective as of June 27, 2005.  Ms. Donovan, who is 45, served as Senior Vice President and Chief Financial Officer of Dendrite International, Inc. (“Dendrite”) from November 2002 to June 2005. Prior to her service in that capacity, Ms. Donovan held various other positions at Dendrite, including Vice President and Treasurer from December 2001 to November 2002, Chief Financial Officer – Americas Division from April 2001 to December 2001, Vice President and Corporate Controller from January 1999 to March 2001, and Director, Financial Operations from August 1997 to December 1998. Prior to her employment with Dendrite, Ms. Donovan was the Director, Corporate Finance, for Unisys Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date: July 22, 2005	By:	/s/ Howard S. Hoffmann
Name: Howard S. Hoffmann
Title: Chief Executive Officer